UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2026
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois	60077
(Address of principal executive offices)	(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0000001 per share	LNZA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LNZAW	The Nasdaq Stock Market LLC

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On April 10, 2026, upon the recommendation and approval of the Audit Committee of the Board of Directors (the “Audit Committee”), the Board of Directors of LanzaTech Global, Inc. (the “Company”) ratified and approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective April 10, 2026.

Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025 and 2024 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that each report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through April 10, 2026, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements.

During the Company’s fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through April 10, 2026, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as previously disclosed in the Company’s Annual Report on Form 10-K for the years ended December 31, 2024, where the Company identified material weaknesses in internal control over financial reporting related to (i) the accounting for complex transactions and estimates requiring significant judgment and (ii) revenue recognition, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, where the Company identified deficiencies in the Company’s internal control over financial reporting that constituted material weaknesses associated with multiple components of the Committee of Sponsoring Organizations of the Treadway Commission Internal Control - Integrated Framework, including control activities, monitoring, risk assessment, and information and communication. The Company and the Audit Committee have discussed the material weaknesses with Deloitte and have authorized them to respond fully to inquiries of the successor independent registered public accounting firm concerning such material weaknesses. Such material weaknesses did not result in any restatement of the Company’s financial statements and did not give rise to any disagreement between the Company and Deloitte.

The Company provided Deloitte with a copy of this current report on Form 8-K (the "Form 8-K") prior to its filing with the U.S. Securities and Exchange Commission (the "SEC") and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether they agree with the statements made by the Company in this Form 8-K and, if not, stating the respects, if any, in which they do not agree with such statements. A copy of such letter will be filed as an exhibit to an amendment to this Form 8-K within 2 business days of receipt but no later than 10 business days of this filing.

(b) Engagement of New Independent Registered Public Accounting Firm

On April 10, 2026, upon the recommendation and approval of the Audit Committee, the Board of Directors of the Company ratified and approved the engagement of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, effective April 10, 2026.

During the Company’s fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through April 10, 2026, neither the Company nor anyone on its behalf consulted with BDO regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or

(ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANZATECH GLOBAL, INC.

Dated: April 16, 2026	By:	/s/ Maryann Maas
	Name:	Maryann Maas
	Title:	Interim General Counsel
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